Exhibit 99.1

RingCentral Announces Proposed Private Offering of $400 Million of Senior Unsecured Notes Due 2030
BELMONT, Calif., August 9, 2023 – RingCentral, Inc. (“RingCentral” or the “Company”) (NYSE: RNG) announced today that it intends to offer, subject to market and other conditions, $400 million aggregate principal amount of its senior notes due 2030 (the “notes”) in a private offering (the “offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes will be senior unsecured obligations of the Company and are expected to be fully and unconditionally guaranteed on a senior unsecured basis by certain subsidiaries of the Company.
The Company intends to use a portion of the net proceeds from this offering to repurchase and/or repay a portion of its outstanding convertible notes. The Company intends to use the remainder of the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, repurchases or repayments of existing debt, potential strategic transactions and acquisitions.

The notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of, the notes in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum. The notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. This press release does not constitute an offer to purchase, or a solicitation of an offer to sell, our outstanding convertible notes.
About RingCentral
RingCentral is a leading global provider of cloud-based business communications and collaboration solutions that seamlessly combine phone, messaging, video meetings, and contact center. RingCentral empowers customers with AI-powered conversation intelligence that unlocks insights from their interaction data to accelerate business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.
©2023 RingCentral, Inc. All rights reserved. RingCentral and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether RingCentral will be able to consummate the offering and the receipt and use of the net proceeds from the offering, including any repurchase or repayment of our outstanding convertible notes. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend” and other similar expressions. These forward-looking statements are based on estimates and assumptions by RingCentral’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks, including investor demand, market conditions, customary closing conditions and other factors. Actual results may differ materially from those anticipated or predicted by RingCentral’s forward-looking statements. All forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2022, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and the risks discussed in our other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update the forward-looking statements contained in this press release.

Investor Relations Contact
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com